                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Impreso.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                                IMPRESO.COM, INC.
                           652 SOUTHWESTERN BOULEVARD
                                COPPELL, TX 75019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 30, 2001

               TO THE HOLDERS OF COMMON STOCK OF IMPRESO.COM, INC.


Notice is hereby given that the Annual Meeting of Stockholders of Impreso.com, Inc. (the "Company") will be held at 652 Southwestern Boulevard, Coppell, Texas 75019, on Tuesday, January 30, 2001, at 4:00 p.m. CST, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect six directors of our Company to serve for the ensuing year;

         2. To ratify the selection of Arthur Andersen LLP to serve as our Company's independent auditors for the fiscal year ending August 31, 2001; and

         3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The close of business on November 30, 2000, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting may be examined at the Company's executive office, located at 652 Southwestern Boulevard, Coppell, Texas, during the ten-day period preceding the meeting.

You are cordially invited to attend the meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Even if you expect to be present, please sign and date the enclosed form of Proxy and return it by mail in the envelope provided. If you attend the Annual Meeting, you may revoke your Proxy and vote in person. Your promptness in returning the Proxy will assist in the expeditious and orderly processing of the proxies. No postage is required if mailed in the United States.

December 15, 2000                 By Order of the Board of Directors,


                                  /s/ Donald E. Jett
                                  -----------------------------------
                                  Donald E. Jett
                                  Secretary


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE- PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                                IMPRESO.COM, INC.
                           652 SOUTHWESTERN BOULEVARD
                                COPPELL, TX 75019


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 30, 2001


This Proxy Statement is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Impreso.com, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on January 30, 2001, and at any postponement or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). An Annual Report to Stockholders containing financial statements for the fiscal year ended August 31, 2000 ("Fiscal 2000"), is being mailed together with this Proxy Statement, on or about December 15, 2000, to all stockholders entitled to receive the Notice.

Any Proxy may be revoked at any time before it is exercised by personally appearing at the Meeting and casting a contrary vote or by giving a later dated Proxy.

At the close of business on November 30, 2000, the record date for holders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 5,292,780 shares of Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than Common Stock.

At November 30, 2000, The Sorokwasz Irrevocable Trust, whose Trustee is Marshall
D. Sorokwasz, Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company; Richard D. Bloom, Vice President and a Director; and Donald E. Jett, Secretary and a Director; together owned approximately 70.5% of the outstanding Common Stock of the Company. To the Company's knowledge, Marshall D. Sorokwasz, as Trustee for The Sorokwasz Irrevocable Trust, Richard
D. Bloom, and Donald E. Jett will vote their shares of Common Stock in favor of each of the proposals to be presented at the Meeting.

The Company's executive office is located at 652 Southwestern Boulevard, Coppell, Texas 75019.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock, as of November 30, 2000, by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of
1934), who, to the best of the Company's knowledge, owned beneficially more than 5% of any class of the outstanding voting securities of the Company, each director and nominee for election as a director, all Named Executive Officers in the Summary Compensation Table (see "Compensation of Named Executives"), and all directors and executive officers of the Company, as a group.

                                                      Shares of Common
                                                            Stock               Percent
Name                                               Beneficially Owned (a)       of Class
----                                               ----------------------       --------
Marshall D. Sorokwasz                                2,369,561       (b)           44.7%
118 Cottonwood Drive
Coppell, TX 75019

Richard D. Bloom                                      789,820        (c)           14.9%
3100 Hillside
Highland Village, TX 75067

Donald E. Jett                                        611,650                      11.6%
100 Cottonwood Drive
Coppell, TX 75019

Robert F. Troisio                                      3,500         (d)            (e)

Bob L. Minyard                                         3,000         (f)            (e)

Jay W. Ungerman                                        3,230         (g)            (e)

Jeffery W. Boren                                      60,537         (h)            1.1%

John L. Graves                                        38,200         (i)            (e)

Susan M. Atkins                                       11,500         (j)            (e)

All directors and executive
officers
as a group (nine persons)                          3,890,998       (k)           71.9%

     (a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by them, subject to community property laws where applicable.

     (b) 2,333,360 of these shares are voted by Mr. Sorokwasz as Trustee for The Sorokwasz Irrevocable Trust. This number does not include 38,415 shares owned by Mr. Sorokwasz's wife, or the 4,500 shares owned by Mr. Sorokwasz's wife as custodian for a minor child, as to which Mr. Sorokwasz disclaims any beneficial interest. This number does include 2,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Sorokwasz. See "Outside the Plan Stock Options."

     (c) Includes 2,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Bloom. See "Outside the Plan Stock Options."

     (d) Includes 3,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Troisio. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

     (e)  Less than 1%.

     (f) Consists of 3,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Minyard. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

     (g) Includes 2,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. This number includes 365 shares owned by Mr. Ungerman's wife. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

     (h) Includes 55,900 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Boren. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

     (i) Includes 37,300 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Graves. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

     (j) Consists of 11,500 shares issuable upon the exercise of stock options exercisable within 60 days, held by Ms. Atkins. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

     (k) Includes 118,200 shares issuable upon the exercise of stock options exercisable within 60 days.

There has been no significant change in stock ownership or control since November 30, 2000.

PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Board has fixed the number of directors to be elected at six. The terms of the present directors expire at the Annual Meeting of Stockholders, to be held on January 30, 2001. Directors are elected by plurality. Abstentions and broker non-votes are treated as present at the Annual Meeting and are, therefore, counted to determine a quorum. Each director elected at the Annual Meeting of Stockholders on January 30, 2001, will serve for one (1) year, or until his successor shall have been chosen and qualified.

The persons named in the accompanying form of Proxy will vote the shares of Common Stock represented in favor of the nominees listed below, unless otherwise instructed in such Proxy.

The nominees are presently serving as directors of the Company. Certain information concerning the nominees for election is set forth below. Such information was furnished by them to the Company.

The Board of Directors recommends that you vote FOR the nominees listed below.

                              NOMINEES FOR ELECTION

MARSHALL D. SOROKWASZ, 57, is one of the founders of the Company and has been our President, Chief Executive Officer, and a Director since our organization in 1976 and Chairman of the Board since 1996. Prior thereto, Mr. Sorokwasz held several positions with O.E.I. Business Products of Chicago, Illinois, a manufacturer and distributor of continuous business forms.

RICHARD D. BLOOM, 68, is one of our founders and joined the Company as Senior Vice President of Operations and a Director in 1976. Prior, thereto, Mr. Bloom spent 20 years on the production side of the computer form industry, having served as a Plant Manager and Production Manager at his two previous employers, Data Documents, Inc. of Hutchins, Texas, and Service Business Forms of Wichita, Kansas.

DONALD E. JETT, 56, is also an original founder of our Company and has been a Director and the Secretary of the Company since 1976. In August 1999, Mr. Jett began working for our Company as an investor relations consultant. Prior to this, Mr. Jett worked as a consultant to Budget Cardio, a company that sold and refurbished new and used cardiovascular exercise equipment, having served as such since May 1994. During 1993, Mr. Jett owned and operated Uniglobe Clocktower Travel, a travel agency in Coppell, Texas. From 1978 until May 1991, Mr. Jett served as a Vice President and a Director of Origami, Inc., a business consumable wholesaler. Prior to working at Origami, Inc., he was a regional sales manager for 11 years in a division of Scott Paper Company, with sales responsibilities for 21 states.

ROBERT F. TROISIO, 56, became a Director in May 1995. From October 1998 to present, he has served as President of Silas Creek Retail, a retailer of fabrics and notions. Since September 1994, Mr. Troisio has also served as Managing Director-Emerging Businesses of Morris Anderson & Associates, Ltd., a management consulting firm. From June 1998 to September 1998, Mr. Troisio served as President and CEO of MedLab Accounts Receivable Services, Inc. From May 1997 to May 1998, Mr. Troisio served as President of Hamilton Luggage RDG, Inc., a retailer of luggage and accessories. From May 1992 to May 1996, Mr. Troisio served as an Officer and Director of Taren Holdings, Inc., a manufacturer of swim and resort wear. Mr. Troisio served as President of TR Clothing Manufacturers, Inc., a manufacturer of women's coats, from May 1993 to November 1994. From January 1990 to February 1992, Mr. Troisio acted as Vice President and Treasurer for Forstmann & Company, Inc., a manufacturer of woolen fabrics. Prior positions held by Mr. Troisio include Executive Vice President of Finance and Director of Reorganization for Basix Corporation, Assistant Treasurer for Perry H. Koplik & Sons, a paper broker, and Director of Credit for International Paper Company, an integrated paper mill.

BOB L. MINYARD, 59, was elected to the Board of Directors on January 2, 1996. Since 1968 Mr. Minyard has served as an Executive Officer and a Director of Minyard Food Stores, a regional chain of grocery stores in the Southwest.

JAY W. UNGERMAN, 63, was elected to the Board of Directors on January 2, 1996. Mr. Ungerman has been a principal partner in a Texas law firm specializing in civil practice since1994. In October 1998 Mr. Ungerman temporarily relocated to Budapest, Hungary to consult with Eastern Europeans about U.S. markets.

                            COMPENSATION OF DIRECTORS

On March 3, 2000, the Board voted to increase the Directors' annual compensation and fees for appearances at board and committee meetings. The Board also initiated additional annual compensation for the members serving on the Audit Committee. Each member of the Board of Directors received a retainer of $3,000 for Fiscal 2000, for his services as a director. The Audit Committee Members received retainers of $500 for serving on this Committee. In Fiscal 2000, prior to March 3, 2000, each director received $500 for each of the Board or Committee meetings attended by that director in person, or $125 for participating telephonically. Subsequent to March 3, 2000, each member of the Board of Directors received $1,000 for each of the Board or Committee meetings attended by that director in person, or $250 for participating telephonically. If more than one meeting was scheduled on the same day, the attending directors were compensated as if only one meeting was held. Eligible directors also receive on an annual basis for serving on the Board, an automatic grant of an option to purchase shares of Common Stock of the Company, which the Company, under the Company's 1995 Stock Option Plan as amended (the "1995 Plan"), gives each of its non-employee directors. On March 3, 2000, the number of shares underlying each automatic grant was increased to 1,000 shares.

One Director, Donald Jett, was paid $14,000 in consulting fees during Fiscal 2000 for advising and representing management as an investor relations consultant.

                          BOARD MEETINGS AND COMMITTEES

During the past fiscal year the Board of Directors met four times and from time to time passed resolutions by unanimous written consent. Each of the nominees for director attended a minimum of 75% of the meetings of the Board and the Committees of the Board on which such person served, which were held during the time that such person served.

The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Troisio, Ungerman and Minyard. The Stock Option Committee administers the 1995 Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option, and the other terms and conditions under which options under the 1995 Plan are granted and made exercisable. See "Employee Benefit Plans" below. The Stock Option Committee met once during Fiscal 2000 and passed one written resolution by unanimous consent.

The Board of Directors has a Compensation Committee, whose members are Messrs. Sorokwasz, Ungerman and Troisio. The Compensation Committee is authorized to review and approve remuneration arrangements for senior management, directors and other employees and employee benefit plans in which officers and employees are eligible to participate. The Compensation Committee met once during Fiscal 2000.

The Board of Directors has an Audit Committee, whose members are Messrs. Sorokwasz, Ungerman, Troisio and Minyard. The Audit Committee is authorized to meet and discuss with representatives of the firm of certified public accountants retained by the Company, the scope of the audit by such firm and question such representatives with respect thereto and to meet with and question employees of the Company with respect to financial matters pertaining to the Company.

The Board of Directors does not have a Nominating Committee.

The only directors of the Company who are active in the business on a day-to-day basis are Messrs. Sorokwasz and Bloom. No family relationships exist between any of the directors and executive officers of the Company.

The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

                             AUDIT COMMITTEE REPORT

On November 30, 1999, the Board of Directors voted to increase the number of individuals on the Audit Committee from 3 to 4 members, in order to comply with the new SEC Audit Committee rules requiring a minimum of 3 members, each meeting stringent independence and financial literacy definitions, and the Boards' determination that it was in the best interest of the Company to have a non-independent member of the board, Marshall Sorokwasz, CEO and President, remain on the committee due to his financial background and comprehensive knowledge of the Company's operations. The Board added Robert Troisio to the committee to increase the number of members meeting the independence definition from 2 to 3. Also in compliance with the SEC's new Audit Committee rules, the Audit Committee adopted a written charter on May 15, 2000 by written resolution in lieu of meeting, a copy of which is attached as Appendix A hereto. The Audit Committee met once during Fiscal 2000.

The Audit Committee met on November 20, 2000, to review and discuss with management the audited financial statements, discuss with the Company's auditors the auditing standards utilized in the Fiscal 2000 audit, review and discuss the written disclosures and letter from the auditors concerning the auditor's independence, and passed a resolution recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

                                 AUDIT COMMITTEE
                              Marshall D. Sorokwasz
                                Robert F. Troisio
                                 Jay W. Ungerman
                                 Bob L. Minyard

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. The Compensation Committee's informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and linking executive compensation to achievement of performance goals. The Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than the Company, including direct competitors of the Company. All of these sources are used by the Committee in reviewing compensation.

The Company's executive compensation program is designed to provide incentives to attract, motivate, and retain key executives needed to enhance the profitability of the Company, create value for its stockholders, and instill in the executives a long term commitment to the Company. On March 7, 2000, the Committee reviewed total compensation of the Named Executive Officers listed in this Proxy Statement. The Compensation Committee determined that for Fiscal 2000, based upon the Company's performance in the year ended August 31, 1999 ("Fiscal 1999"), and profitability in the first two quarters of Fiscal 2000, salaries for Marshall Sorokwasz, John Graves, Jeffery Boren, and Susan Atkins would be increased as of April 1, 2000, by $37,500, $15,000, $15,000, and $18,000, respectively. Other annual compensation paid to Marshall Sorokwasz in Fiscal 2000 was $144,046, which was $78,311 greater than in Fiscal 1999, reflecting an increase in his use of the annual $125,000 expense allowance authorized by the Board in August 1993.

The Compensation Committee feels that the Company's compensation adequately reflects its philosophy and policies and that none of the executive officers of the Company is overcompensated.

                             COMPENSATION COMMITTEE
                              Marshall D. Sorokwasz
                                Robert F. Troisio
                                 Jay W. Ungerman

                               EMPLOYMENT CONTRACT

The Company executed a five-year employment contract with Marshall Sorokwasz, Chairman of the Board, CEO, President and Treasurer, on February 1, 1999. The agreement provides, in part, for a minimum annual salary of $375,000 and further compensation as determined by the Board of Directors, a non-reimbursable annual expense allowance, and payments, for a period of five years following termination or change in control, equal to Mr. Sorokwasz's annual income in effect prior to such termination.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. Marshall Sorokwasz has personally guaranteed the indebtedness of TST/Impreso, Inc. ("TST"), a subsidiary of the Company, to various lenders, including the newly established $14.9 million revolving line of credit, and other notes payable to a financial institution for the purchase of property and equipment at TST's West Virginia facility.

A certain customer and vendor of TST, Advanced Business Graphics, Inc. ("Advanced"), is owned in its entirety by Mr. Sorokwasz's wife, Kristine Sorokwasz. TST paid Advanced $387,649 in Fiscal 2000 for the production of business consumables utilized by TST. TST also sold to Advanced goods and services totaling $431,743. All transactions between TST and Advanced were at prices equal to fair market value as of the date of each sale or purchase. Mr. Sorokwasz disclaims all beneficial interest in Advanced.

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are elected annually by the Board of Directors. The executive officers, their age and positions within the Company at August 31, 2000, are as follows:


                 Name                       Age                             Position
                 ----                       ---                             --------
     Marshall D. Sorokwasz                  57                Chairman of the Board,  President, Treasurer,
                                                              and Chief Executive Officer
     Richard D. Bloom                       68                Senior Vice President of Operations and
                                                              Director
     Donald E. Jett                         56                Secretary and Director
     John L. Graves                         56                Vice President of Manufacturing
     Jeffrey W. Boren                       35                Vice President of Sales, Marketing
     Susan M. Atkins                        51                Vice President of Finance, Chief Financial
                                                              Officer and Assistant Secretary

Marshall D. Sorokwasz is one of the founders of the Company and has been its President, Chief Executive Officer, and a Director since its organization in 1976 and Chairman of the Board since 1996.

Richard D. Bloom is one of the founders of the Company and has been its Vice President and a Director since inception.

Donald E. Jett is one of the founders of the Company and has been its Secretary and a Director since inception.

John L. Graves was promoted to Vice President of Manufacturing in June 1986. Prior to being elected Vice President, Mr. Graves was Operations Manager with the Company since August 1981.

Jeffrey W. Boren has been Vice President of Sales and Marketing since March 1995. From March 1994 to March 1995, he was the National Sales Manager; prior to that, he held various sales positions within the Company.

Susan M. Atkins has been Vice President of Finance and Chief Financial Officer of the Company since December 1995, and Assistant Secretary since November 1999. Ms. Atkins was Controller of the Company prior to her election as Vice President of Finance and Chief Financial Officer.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation paid by the Company for services rendered during the three fiscal years ended August 31, 2000, 1999 and 1998, to the executive officers of the Company whose aggregate salary and bonus exceeded $100,000 (the "Named Executive Officers").


                                          SUMMARY OF COMPENSATION TABLE

                                                Annual Compensation                Long Term
                                        -------------------------------------     Compensation
                                                                                       -
                                                                                   Number of
                                                                                   Securities
      Name and Principal                                      Other Annual         Underlying           All Other
           Position             Year    Salary    Bonus     Compensation (1)        Options          Compensation(2)
      ------------------        ----    ------    -----     ----------------      ------------       ---------------
Marshall D. Sorokwasz           2000    $424,567   $25,000    $144,046(3) (4)         -0-                $6,740
Chairman of the                 1999     363,118         0      65,735(3) (5)       5,000  (6)            3,612
Board, President,               1998     267,580         0     184,310(3) (7)         -0-                 3,572
CEO & Treasurer

Richard D. Bloom                2000    $181,500   $12,500         ---                -0-                $4,875
Senior Vice President           1999     239,958         0          --              5,000  (6)            3,135
of Operations                   1998     181,650         0      56,323(3) (8)         -0-                 2,985

Jeffery W. Boren                2000    $153,332   $12,500         ---                -0-                  $774
Vice President of               1999     137,175         0         ---              5,000  (6)              696
Sales & Marketing               1998     117,190         0         ---                -0-                   555

John L. Graves                  2000    $127,662   $10,000         ---                -0-                  $649
Vice President                  1999     113,289         0         ---              5,000  (6)              582
of Manufacturing                1998     101,662         0         ---                -0-                   539

Susan M. Atkins                 2000    $110,868   $10,000         ---                -0-                  $541
CFO and Vice                    1999      99,465         0          --              5,000  (6)              503
President of Finance            1998      81,353         0         ---                -0-                 1,646

(1) Unless otherwise indicated, the Named Executive Officer did not receive perquisites and other benefits in which the aggregate amount of such compensation exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(2) "All Other Compensation" represents the allocation of the Company's contribution to the Company's employee 401(k) Plan for each Named Executive Officer, based upon the distribution formula in the 401 (k) Plan, and payment of directors fees for attending board and committee meetings.

(3) Consists of payments of one or more of the following: medical and whole life insurance premiums; annual car allowance; and non-reimbursable expense payments.

(4)      Includes a total of $92,251 in non-reimbursable expense payments.

(5)      Includes a $24,000 car allowance.

(6)      Options granted outside of the 1995 Stock Option Plan.

(7)      Includes a total of $124,000 in non-reimbursable expense payments.

(8)      Includes a $17,500 car allowance.

The following table shows for the Named Executive Officers information about options exercised in Fiscal 2000.

                  AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND
                          FISCAL YEAR END OPTION VALUES

                                                                Number of                      Value of
                                                          Un-Exercised Options               Un-Exercised
                                                           at August 31, 2000            In-The-Money Options
                                Shares
                               Acquired
                                  On        Value                               Un-                          Un-
                               Exercise    Realized         Exercisable     Exercisable   Exercisable    Exercisable
                               --------    --------         -----------     -----------   -----------    -----------
Marshall D. Sorokwasz            ---         ---                2,500          2,500      $1,407.50       $1,407.50
Richard D. Bloom                 ---         ---                2,500          2,500      $1,407.50       $1,407.50
Jeffery W. Boren                 ---         ---               55,900          2,500      $1,407.50       $1,407.50
John  L. Graves                  ---         ---               37,300          2,500      $1,407.50       $1,407.50
Susan M. Atkins                  ---         ---               11,500          2,500      $1,407.50       $1,407.50

(1) Computed based upon the difference between aggregate fair market value as of August 31, 2000, and aggregate exercise price.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file certain reports concerning their beneficial ownership of our equity securities. We believe that during Fiscal 2000, all reporting persons complied with their Section 16(a) Form 4 filing obligations, except for a Form 4 filed on behalf of Mr. Bloom, reflecting a sale by Mr. Bloom totaling 1,000 shares of Common Stock, which was filed approximately 5 days late in March 2000.

                             EMPLOYEE BENEFIT PLANS

1995 STOCK OPTION PLAN. On October 3, 1995, the Board of Directors adopted and the stockholders of the Company approved the Company's 1995 Stock Option Plan. A Registration Statement on Form S-8 with respect to the Common Stock issuable pursuant to the 1995 Plan was filed with the Securities and Exchange Commission on April 7, 1997, and became effective at that time. The 1995 Plan has reserved 400,000 shares of Common Stock for the granting of options to key employees of the Company, including officers and non-employee directors. The 1995 Plan became effective October 5, 1995, and will terminate October 6, 2005, or on the date in which all shares available for issuance under the 1995 Plan have been issued and fully exercised or canceled, whichever occurs first, except that options outstanding as of October 6, 2005, will continue in full force and effect under the provisions of each grant. The 1995 Plan, as amended, provides for the grant of incentive stock options, which may be exercised over a period of ten years, and the fixed annual grant of non- qualified stock options for 1,000 shares of Common Stock of the Company to non-employee directors. The options granted to non-employee directors are exercisable over ten years from date of grant. In no event can the option price be lower than the fair market value of the Common Stock at the date of grant. The Stock Option Committee is made up of non-employee directors who administer the 1995 Plan. As of August 31, 2000, options to purchase 276,400 shares were outstanding and 78,550 options were available for grant.

OUTSIDE THE PLAN STOCK OPTIONS. On January 26, 1999, the Board of Directors granted the President authority to grant non-plan stock options at fair market value at the date of grant, representing a maximum of 250,000 shares of Common Stock. As of December 1, 2000, options representing 103,000 shares had been granted to officers and employees of the Company. Options granted have a term of five years, subject to earlier termination related to termination of employment, and vest in 50% increments over a two-year period.

                                PERFORMANCE GRAPH


Our Common Stock is traded on the Nasdaq National Market under the symbol ZCOM. The following performance graph compares the performance of our Company's cumulative total stockholder return on its Common Stock for the period from our Company's initial public offering on October 5, 1995, to August 31, 2000, with the cumulative total return of the Nasdaq Stock Market U.S. Index and a Peer Group index consisting of Moore, Ltd., Paris Corporation, Wallace Computer Services, Inc. and Willamette Industries, Inc.


                                     [GRAPH]

          10/06/95        8/96      8/97      8/98      8/99      8/00
          100.00         116.67    220.83     45.83     48.96    100.00
          100.00         113.72    168.04    170.70    278.88    425.37
          100.00          96.68    120.79     70.22    102.80     71.80

PROPOSAL NO. 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of our Company has selected Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending August 31, 2001 ("Fiscal 2001"). The Board of Directors considers Arthur Andersen LLP to be eminently qualified.

A representative of Arthur Andersen LLP will be present at the Annual Meeting, with an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

Although it is not required to do so, the Board of Directors is submitting its selection of our independent public accountants for ratification at the Annual Meeting, in order to ascertain views of stockholders regarding such selection. If the selection is not ratified, we will reconsider its selection.

The Board of Directors recommends that you vote FOR ratification of the selection of Arthur Andersen LLP to examine the financial statements of our Company for the fiscal year ending August 31, 2001.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, management of Impreso.com, Inc. does not know of any matters to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the accompanying Proxy confers discretionary authority with respect to those matters, and the persons named in the accompanying form of Proxy intend to vote that Proxy to the extent entitled in accordance with their best judgment.

We request you to date, sign and return the Proxy in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person if you so desire, otherwise your Proxy will be voted for you.

                                  MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of Directors' selection of Arthur Andersen LLP as independent auditors for the Company.

                                                                      APPENDIX A

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company, personally, by mail, by telephone or by fax, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Whether or not you expect to attend the Meeting in person, you are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended August 31, 2000, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this Proxy Statement is mailed as part of the Company's Annual Report to Stockholders.

STOCKHOLDER PROPOSALS

A stockholder who desires to include a proposal in the Proxy material relating to our Fiscal 2001 annual meeting of stockholders must submit the same in writing, so as to be received at our principal executive office, to the attention of the Legal Department, on or before August 20, 2001, for such proposal to be considered for inclusion in the Proxy statement for the annual meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in our Proxy statement. If a stockholder intends to submit a proposal at our Fiscal 2001 annual meeting of stockholders that is not eligible for inclusion in the Proxy statement and form of Proxy relating to that meeting, the stockholder must do so no later than October 31, 2001. If such a stockholder fails to comply with the foregoing notice provision, the Proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the Fiscal 2001 annual meeting.

December 15, 2000                        By Order of the Board of Directors,


                                         /s/ Donald E. Jett
                                         ----------------------------
                                         Donald E. Jett
                                         Secretary

                                                                      APPENDIX A

                    IMPRESO.COM, INC. AUDIT COMMITTEE CHARTER

1. To review annually the selection of the Company's independent public accountants and after consultation with management concerning quality of work, independence, and fee structure, recommend to the Board of Directors the firm to be appointed and ratified by the shareholders.

2. To review with management and the independent public accountants the impact on the Company of any change in either the engagement or advisory partner assigned to the audit.

3. To review and discuss with management and the independen public accountants the scope of the annual external audit, request additional reviews and audit procedures if considered necessary and approve the scope of the examination.

4. To review with the independent public accountants and th CFO and Vice President - combined audit scopes, including the degree of coordination of the respective audit plans, to assure there is adequate audit coverage for the Company, and make appropriate recommendations to management.

5. To review and discuss with management and the independen public accountants a) the annual report of the accountants on their examination, and b) the observations and suggestions of the accountants for improvements with regard to accounting and control policies, procedures, and organization; and make appropriate recommendations to management for implementation and follow-up of suggested improvements.

6. To review, on a selected basis, the more significant internal audits and the related management responses and make additional requests for special audit projects as considered necessary.

7. To periodically review management's plans for engaging the Company's independent public accountant to perform non-audit services, considering both the types of services that may be rendered and the projected fees. The purpose is to evaluate the accountants' continuing independence and objectivity.

8. To review annually the program that management has established to monitor compliance with the written code of conduct and with ethical practices in general, as part of its ongoing oversight of the effectiveness of internal controls.

9. To meet regularly with the Company's chief legal officer and discuss with management and the independent public accountants any issues raised by in-house and outside counsel concerning litigation, contingencies, claims or assessments that may have a significant impact on the Company's financial statements.

10. To review with management the Company's risk management program and the status of insurance coverages on an annual basis.

11. To review Company policy and activities concerning the Office of Compliance with regard to the areas of Law, Quality, Health, Safety and Environment programs.

12. To review policies and procedures for the regular review of senior officers' expenses, including any use of corporate assets, and review a summary of the expenses on an annual basis.

13. To increase its knowledge of the Company's financial practices through a systematic and continuous review of unique financial, accounting and operating topics that might pose special risk to the Company, in order to fulfill its oversight responsibilities related to the financial reporting process and the Company's internal controls.

14. To meet on a regular basis and to call special meetings as circumstances require, and to meet privately with the independent public accountants and the CFO and Vice President, at least annually.

15. To report its activities to the full Board of Directors after each of its meetings so that the Board is kept informed of its activities on a regular basis.

The Committee will meet annually at the time of the Annual Shareholders meeting and otherwise at the call of the Chairman or President.

                                IMPRESO.COM, INC.
              PROXIES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                January 30, 2001

                                  COMMON STOCK

The undersigned, a stockholder of Impreso.com, Inc. does hereby appoint Marshall
D. Sorokwasz and Richard D. Bloom, or either of them, as proxies of the undersigned with full power of substitution, to appear on behalf of and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, January 30, 2001, at 4:00 p.m., CST, or at any adjournments thereof, upon such matters as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse, on each of the following matters in accordance with their judgment, and on any other matters which may properly come before the meeting. If no direction is indicated, this proxy will be voted "for" all nominees listed in Item 1, and "for" Item 2.

 X  Please mark your votes as in this example.
---
(Continued and to be signed on reverse side)

1)   Election of Directors
     For all nominees listed                                           ---------
     (except as marked to the contrary)

     Withhold Authority to vote for all the nominees listed at right.
                                                                       ---------
     Nominees:   Marshall D. Sorokwasz
                 Richard D. Bloom
                 Donald E. Jett
                 Robert F. Troisio
                 Bob L. Minyard
                 Jay W. Ungerman

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                     ---------------------------------------

The Board of Directors favors a vote "for" each item.

2) Ratification of Appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending August 31, 2001.

                   For           Against           Abstain
                      --------          --------          --------

The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                              DATED                      200
                                                   --------------------     ---

                                                                        (L.S.)
                                              --------------------------

                                                                        (L.S.)
                                              --------------------------
                                              Stockholder(s) Sign Here


IMPORTANT: BEFORE RETURNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES ON THE LINE(S) ABOVE EXACTLY AS SHOWN THEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATE OFFICERS SHOULD INDICATE THEIR FULL TITLES WHEN SIGNING. WHERE SHARES ARE REGISTERED IN THE NAME OF JOINT TENANTS OR TRUSTEES, EACH JOINT TENANT OR TRUSTEE SHOULD SIGN.



                                        2